SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 22, 2005

(Date of earliest event report)
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington	98063-9777

(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 2.06. MATERIAL IMPAIRMENTS
     On November 22, 2005, Weyerhaeuser Company approved the indefinite curtailment of production on a 350,000 ton containerboard machine in Plymouth, North Carolina. The company will recommend to its board of directors that the machine be shut down permanently.
     In reaching its decision, the company determined that the 48-year-old Plymouth machine no longer is economically sustainable due to its age and high cost, compounded by severe market conditions. The indefinite production curtailment affects approximately 200 hourly and salaried positions in Plymouth.
     In approving the indefinite curtailment of production of the Plymouth machine, the company determined that it is likely that the company will incur a material impairment charge in connection with the curtailment. The company is in the process of conducting an impairment analysis and is unable in good faith at this time to make a determination of the estimated amount or range of amounts of the impairment charge or the amount or range of amounts of the impairment charge that will result in future cash expenditures. The company will file an amended report on Form 8-K as soon as such amounts and expenditures are determined.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By	/s/ Steven J. Hillyard
Its:	Vice President and
Chief Accounting Officer

Date: November 22, 2005